UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

CADIZ INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 South Hope Street, Suite 2850

Los Angeles, California 90071

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2017 (the “Original Report”), on May 1, 2017, Cadiz Inc. (the “Company”) and Cadiz Real Estate LLC (collectively, the “Borrowers” or “Cadiz”), entered into a $60,000,000 Credit Agreement (the “Credit Agreement”) with Apollo Special Situations Fund, L.P. (“Apollo”, and together with the other lenders from time to time party to the Credit Agreement, the “Lenders”) and Wells Fargo Bank, National Association, as agent for the Lenders, pursuant to which the Lenders agreed to make secured term loans to the Borrowers (the “Loans”) in an aggregate principal amount of $60,000,000 (the “Apollo Loan Transaction”). The Apollo Loan Transaction closed on May 25, 2017 (the “Closing Date”). In conjunction with the closing of the Apollo Loan Transaction, the Company issued to Apollo a warrant to purchase an aggregate 357,500 shares of its common stock, subject to adjustment (the “Apollo Warrant”) and the Borrowers entered into a Security Agreement (the “Security Agreement”) and a Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing (“Mortgage”) whereby the Borrowers granted, for the benefit and security of the Lenders, a security interest in all of the property owned or at any time acquired by the Borrowers, subject to certain exceptions, as collateral security for the payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and each Loan Party’s Obligations, each as defined in the Security Agreement.

Prior to the Closing Date, on May 24, 2017, Cadiz entered into an Amended and Restated Payoff Agreement and Stipulation (the “Restated Payoff Agreement”) with its former lenders, MSD Master Credit Opportunity Fund, L.P. (“MSD”), Milfam II L.P. and WPI-Cadiz Farm CA, LLC (collectively, the “Former Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”), which Restated Payoff Agreement amended and restated in its entirety a Payoff Agreement and Stipulation entered into on May 23, 2017 among Cadiz, the Former Lenders and the Agent. The Restated Payoff Agreement provides for, among other things, the Former Lenders’ acceptance of prepayment of certain loans pursuant to the Amended and Restated Credit Agreement, dated as of October 30, 2013, by and among Cadiz, the Former Lenders and the Agent, as it was subsequently amended on November 23, 2015, February 8, 2016, March 4, 2016, April 28, 2016 and November 29, 2016 (the “Prior Credit Agreement”) and the submission to mediation or, if necessary, binding arbitration, of certain disputed matters concerning the Prior Credit Agreement and the prepayment of loans thereunder. Pursuant to the Restated Payoff Agreement, if the disputed matters concerning the Prior Credit Agreement are decided in favor of the Former Lenders, the Company will be required to issue to the Former Lenders registered shares of Common Stock (as defined in the warrants issued to the Former Lenders), together with any other payment that would be due to each Former Lender holding a warrant from the Company upon the cashless exercise of the applicable warrant for all Warrant Stock (as defined the warrants issued to the Former Lenders), as if the Initial Exercise Date and the Exercise Date (each as defined in the warrants issued to the Former Lenders) were the business day immediately following such arbitration determination. The warrants issued to the Former Lenders are described in and attached as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on December 1, 2016.

The discussion above does not purport to be a complete description of the Apollo Warrant, the Security Agreement, the Mortgage or the Restated Payoff Agreement, and such discussion is qualified in its entirety by reference to the full text of each such document, each of which is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information included in Item 1.01 of this Current Report and the Original Report with respect to the Apollo Loan Transaction is incorporated herein by reference.

Item 8.01	Other Events.

On the Closing Date, the Company and Apollo closed the Apollo Loan Transaction that was described in the Original Report.

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Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

4.1	Warrant issued to Apollo Special Situations Fund, L.P.
5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
10.1	Amended and Restated Payoff Agreement and Stipulation dated as of May 24, 2017, by Cadiz Inc., a Delaware corporation, Cadiz Real Estate LLC, a Delaware limited liability company, MSD Credit Opportunity Master Fund, L.P., Milfam II L.P., WPI-Cadiz Farm CA, LLC and Wells Fargo Bank, National Association, as administrative agent
10.2	Security Agreement
10.3	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017

CADIZ INC.

By:	/s/ Timothy Shaheen
Timothy Shaheen,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant issued to Apollo Special Situations Fund, L.P.
5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP
10.1	Amended and Restated Payoff Agreement and Stipulation dated as of May 24, 2017, by Cadiz Inc., a Delaware corporation, Cadiz Real Estate LLC, a Delaware limited liability company, MSD Credit Opportunity Master Fund, L.P., Milfam II L.P., WPI-Cadiz Farm CA, LLC and Wells Fargo Bank, National Association, as administrative agent
10.2	Security Agreement
10.3	Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing

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